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                                                                    Exhibit 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated January 29, 1999 on the financial statements of JDR Holdings, Inc. and Subsidiaries for the period from May 29, 1997 to December 31, 1997 and for the year ended December 31, 1998 included in this Form 10-K, into NCO Group, Inc.'s previously filed Registration Statements on Form S-8 (File No. 333-42743), (File 333-62131), (File No. 333-73087), (File No. 333-83229) and
(File No. 333-87493) and on Form S-3 (File No. 333-86473).


                                            /s/ Arthur Andersen LLP
                                            -----------------------


Philadelphia, Pa.,
  March 23, 2000